For Immediate Release              Contacts: Mark Hendrix (Media relations)
                                             (202) 835-5162
                                             Steve Tamburo (Investor relations)
                                             (202) 835-4478

RIGGS REPORTS 2001 FOURTH QUARTER, YEAR-END RESULTS

-- Identifies Additional Opportunities to Enhance Performance --

WASHINGTON, D.C., January 23, 2002 - Riggs National Corporation (NASDAQ: RIGS) today reported results for the fourth quarter ending December 31, 2001, reflecting a loss of $32.8 million, or ($1.15) per share, compared to net income of $4.0 million, or $0.14 per share, in the comparable quarter of 2000. For the 12 months ended December 31, 2001, Riggs reported a net loss of $23.4 million, or ($0.82) per share, compared to net income of $21.6 million, or $0.76 per share, in 2000. Riggs' fourth quarter and year-end results were adversely impacted by restructuring and other charges, as well as venture capital losses.

In mid-December 2001, Riggs announced a series of actions to enhance the Company's business performance and customer service, and better position the Company for both the current and long-term economic environment. Riggs' fourth quarter 2001 results include additional restructuring and other charges of $12.5 million (pre-tax), in addition to the $27.5 million (pre-tax) in fourth quarter charges announced in December. None of the total $40.0 million of fourth quarter 2001 charges are credit-related.

Including the additional actions, Riggs expects to generate approximately $6.6 million in pre-tax savings during 2002, which is about $1.8 million more in savings than was announced in December 2001. Riggs will incur significant one-time costs in 2002 associated with implementing its new operations and technology infrastructure.

Riggs National Corporation Chairman and Chief Executive Officer Robert Allbritton stated, "Clearly, last year was difficult, but we are confident that the actions we've taken to enhance service and performance, coupled with our strong capital, position us well to build the long-term value of the Riggs franchise."

Riggs also announced that Joe L. Allbritton has resigned as Senior Chairman of the Board of Directors, the position he has held since February 2001, when Robert Allbritton succeeded him as Chairman and Chief Executive Officer of Riggs and Chairman of Riggs Bank N.A. The senior Mr. Allbritton continues to serve as a Director of the Company and has become Senior Chairman of the International Committee.

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Page Two - Riggs Fourth Quarter 2001 Earnings


The additional charges recorded in the fourth quarter relate to Mr. Allbritton's resignation as Senior Chairman of the Corporation Board, further adjustments related to exiting a long-term lease, a supplemental technology-related write-down, and an additional valuation allowance on deferred tax assets related to losses on venture capital investments. These charges are detailed in the Company's Form 8-K, which was filed today.

Non-interest Income

Non-interest income for the fourth quarter of 2001 totaled $17.5 million, a decrease of $5.6 million from the $23.1 million in the fourth quarter of 2000. Non-interest income included $9.4 million in venture capital losses for the fourth quarter of 2001, which compared to losses of $4.7 million in the comparable quarter of the prior year.

Non-interest income for the 12 months ended December 31, 2001 was $85.3 million, compared to $118.0 million in the prior year. The decrease was primarily attributable to venture capital performance. Venture capital losses for all of 2001 were $31.1 million, compared to gains of $10.6 million in the prior year.

Net Interest Income

Net interest income for the fourth quarter of 2001 was $47.9 million compared to $46.5 million for the same quarter in 2000. Net interest income for the year was $191.1 million compared to $191.4 million in the prior year.

Non-interest Expense

Non-interest expense for the 2001 fourth quarter was $95.1 million, compared to $58.9 million in the year-ago quarter, an increase of 61.5%. Of this increase, $34.1 million is attributable to the charges recorded in December. Excluding the December charges, non-interest expense increased 3.6% from the year-ago quarter.

Non-interest expense for the 12 months ended December 31, 2001 was $266.3 million compared to the $224.4 million in the prior year, an increase of 18.7%. Excluding the December charges, non-interest expense increased 3.5% from the prior year.

Capital Position

Riggs continues to maintain a strong capital position well in excess of regulatory minimum requirements. The corporation's total and leverage capital ratios were 24.2% and 8.2% respectively, at December 31, 2001, compared to regulatory minimums of 8.0% and 4.0%.

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Page Three - Riggs Fourth Quarter 2001 Earnings


Non-performing Assets

Non-performing assets, including other real estate owned, were $3.7 million at December 31, 2001, compared to $37.2 million at December 31, 2000. Riggs' reserve for loan losses at the end of the fourth quarter of 2001 was $29.5 million, and the ratio of loan loss reserve to total loans was 1.03%.

Dividend

Separately, the Board of Directors of Riggs National Corporation declared a dividend of $.05 per share on its Common Stock. The dividend is payable February 8, 2002, to shareholders of record on February 4, 2002.

                                  * * *

Riggs National Corporation, the largest bank holding company headquartered in the nation's capital, has 50 branches in the Washington, D.C. metropolitan area, as well as locations in Miami, London, Channel Islands and Berlin. As the leading banking institution in the nation's capital, Riggs commands the largest market share serving one of the most affluent areas of the country, with specialized banking and financial management products and services for individuals, nonprofit organizations, and businesses. Riggs is also the dominant financial institution serving embassies, both in the United States and abroad. More information on the Company can be found at the Company's website www.riggsbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated cost savings and losses, efficiency gains, performance and customer service enhancements, and other effects of the initiatives described above. A variety of factors could cause the Company's results and experiences to differ materially from those expressed or implied by the forward-looking statements, including the Company's success in executing these strategies, and its business generally. Additional factors that could affect the Company's future earnings, operations, performance, development, growth and projections, include, but are not limited to, the weakening of the economy, changes in credit quality or interest rates, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, the timing of technology enhancements for products and operating systems, volatility of the venture capital portfolios, the collectability of loans and similar matters.

                            (tables follow)

Page Four - Riggs Fourth Quarter 2001 Earnings


RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

                                                           Three Months Ended                Twelve Months Ended
                                                              December 31,                       December 31,
                                                       2001             2000                2001             2000
                                                   --------------   --------------     ---------------  ---------------
EARNINGS:
Interest Income                                   $      68,471     $     86,420       $     301,962    $      354,678
Interest Expense                                         20,530           39,873             110,846           163,308
                                                   --------------   --------------     ---------------  ---------------
Net Interest Income                                      47,941           46,547             191,116           191,370
Provision for Loan Losses                                 1,573            1,297               2,526            18,791
                                                   --------------   --------------     ---------------  ---------------
Net Interest  Income After  Provision for Loan           46,368           45,250             188,590           172,579
Losses
Noninterest   Income   Excluding    Securities           16,895           23,119              73,272           117,686
Gains, Net
Securities Gains, Net                                       627                3              12,037               327
                                                   --------------   --------------     ---------------  ---------------
Total Noninterest Income                                 17,522           23,122              85,309           118,013
Total Noninterest Expense                                95,136           58,943             266,341           224,350
                                                   --------------   --------------     ---------------  ---------------
Income   (Loss)   Before  Taxes  and  Minority          (31,246)           9,429               7,558            66,242
Interest
Applicable Income Tax (Benefit) Expense                  (3,515)           2,898              11,075            25,053
Minority Interest, Net of Taxes                           5,045            2,560              19,860            19,588
                                                   --------------   --------------     ---------------  ---------------
Net Income (Loss)                                 $     (32,776)    $      3,971       $     (23,377)   $       21,601

Basic Earnings (Loss) Per Share                   $       (1.15)    $        .14       $        (.82)   $          .76
Diluted Earnings (Loss) Per Share                         (1.15)             .14                (.82)              .76

AVERAGES:
Total Assets                                      $   5,864,256     $  5,428,116       $   5,537,407    $    5,605,030
Total Earning Assets *                                5,265,886        4,816,725           4,959,725         5,007,093
Total Loans, Net of Premium, Discount & Fees          2,865,234        2,970,412           2,893,856         3,086,642
Total Interest-Bearing Deposits                       3,893,711        3,506,801           3,623,576         3,587,760
Total Noninterest-Bearing Deposits                      504,571          507,044             509,586           546,569
Total Deposits                                        4,398,282        4,013,845           4,133,162         4,134,329
Total Interest-Bearing Liabilities                    4,494,572        4,085,297           4,183,382         4,254,026
Total Stockholders' Equity                              400,355          368,813             394,645           356,377

OTHER FINANCIAL INFORMATION:
Venture Capital Investment Gain (Loss)            $      (9,441)    $     (4,735)      $     (31,103)   $       10,563
Net Interest Margin                                        3.66  %          3.89  %             3.91  %           3.87 %
Return on Average Assets                                  (2.22) %           .29  %             (.42) %            .39 %
Return on Average Stockholders' Equity                   (32.48) %          4.28  %            (5.92) %           6.06 %
Common Shares Outstanding                            28,494,905       28,400,666          28,494,905        28,400,666
Average Common Shares Outstanding                    28,494,905       28,383,492          28,470,953        28,348,699
Average Diluted Shares Outstanding                   29,829,306       28,462,303          28,908,485        28,451,184
Book Value Per Common Share Outstanding                   12.66            13.48               12.66             13.48
Period  End  Stockholders'   Equity  to  Total             5.92  %          6.89  %             5.92  %           6.89 %
Assets

PERIOD END:
Total Assets                                                                           $   6,099,402    $    5,554,472
Total Earning Assets *                                                                     5,505,694         4,941,612
Total Loans, Net of Premium, Discount & Fees                                               2,868,592         2,940,738
Total Goodwill                                                                                 6,694             7,339
Total Core Deposits and Other Intangibles                                                        621             3,747
Total Interest-Bearing Deposits                                                            3,860,460         3,399,572
Total Noninterest-Bearing Deposits                                                           661,823           676,405
Total Deposits                                                                             4,522,283         4,075,977
Total Interest-Bearing Liabilities                                                         4,523,605         4,048,929
Minority Interest-Trust Preferred Securities                                                 350,000           350,000
Total Stockholders' Equity                                                                   360,823           382,746
Total Regulatory Capital                                                                     801,872           837,446


*Excludes venture capital investments

Certain prior year balances have been reclassified to conform with the current year presentation

Page Five - Riggs Fourth Quarter 2001 Earnings


RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

                                                               December 31,                          December 31,
                                                                   2001                                  2000
                                                              ---------------                      ------------------
NONPERFORMING ASSETS AND PAST DUE LOANS:
Nonaccrual Loans                                            $          1,373                     $            35,185
Renegotiated Loans                                                       529                                     853
Other Real Estate Owned and Other Repossessed Assets, Net              1,756                                   1,133
                                                              ---------------                      ------------------

Total Nonperforming Assets                                  $          3,658                     $            37,171

Loans Past Due 90 Days or More                              $         13,315                     $            11,119


Potential Problem Loans                                     $            436                     $             8,728

Nonaccrual Loans to Total Loans                                          .05 %                                  1.20 %
Nonperforming Assets to Total Loans and
    Repossessed Assets Owned, Net                                        .13 %                                  1.26 %
Nonperforming Assets to Total Assets                                     .06 %                                   .67 %

RESERVE FOR LOAN LOSSES:
Reserve for Loan Losses                                     $         29,540                     $            36,197
Reserve for Loan Losses to Total Loans                                  1.03 %                                  1.23 %
Reserve for Loan Losses to  Nonaccrual  and  Renegotiated           1,553.10 %                                100.44 %
Loans
Net Charge-Offs (Recoveries) for the Three Months           $          4,874                     $             2,332
Net  Charge-Offs  (Recoveries)  to Average  Loans for the
Three Months                                                             .17 %                                   .08 %
Net Charge-Offs (Recoveries) for the Twelve Months                     8,979                                  23,544
Net  Charge-Offs  (Recoveries)  to Average  Loans for the
Twelve Months                                                            .31 %                                   .76 %

CAPITAL RATIOS:
RIGGS NATIONAL CORPORATION:
Tier 1 Capital to Risk-Weighted Assets                                 14.39 %                                 15.92 %
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets               24.19 %                                 25.87 %
Leverage                                                                8.15 %                                  9.47 %

RIGGS BANK N.A.:
Tier 1 Capital to Risk-Weighted Assets                                 13.98 %                                 13.99 %
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets               14.92 %                                 15.18 %
Leverage                                                                8.02 %                                  8.44 %




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